Exhibit 4.2
                                                                     -----------


                               FIFTH AMENDMENT TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         THIS FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is dated as of June 30, 2003 (this "Fifth Amendment"), by and among WELLS FARGO FOOTHILL, INC. ("Lender"), assignee of Bank of America, N.A., ELXSI, a California corporation ("ELXSI"), BICKFORD'S HOLDINGS COMPANY, INC., a Delaware corporation ("Holdings"), and BICKFORD'S FAMILY RESTAURANTS, INC., a Delaware corporation ("Bickford's" and collectively with ELXSI and Holdings, the "Borrowers").

                                   WITNESSETH:
                                   ----------

         WHEREAS, Borrowers and Lender's predecessor in interest entered into that certain Amended and Restated Loan and Security Agreement, dated as of April 22, 2002, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of August 5, 2002, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of December 30, 2002, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of January 31, 2003, and that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of March 31, 2003 (as amended, restated, supplemented or otherwise modified through the date hereof, the "Loan Agreement");

         WHEREAS, on June 18, 2003, Bank of America, N.A., assigned all of its right, title and interest in and to the Loan Agreement and Related Agreements (as defined in the Loan Agreement) and Supplemental Documentation (as defined in the Loan Agreement) to Lender; and

         WHEREAS, Borrowers have requested that the Lender consent to certain amendments of the Loan Agreement and waive noncompliance with certain covenants, as more fully set forth herein.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Loan Agreement, as amended hereby.

         SECTION 2. Amendments. Upon the Fifth Amendment Effective Date (as hereinafter defined), the Loan Agreement shall be amended as follows:

                  (a)      The last sentence of the definition of "Note" in
         Section 1.1 shall be deleted in its entirety and replaced with the following: "Notwithstanding the terms and provisions of the Notes, each of the Notes shall be deemed amended hereby to provide for a maturity date of August 29, 2003.

                  (b) The following definitions in Section 1.1 shall be deleted in their entirety and replaced with the following:

                  "'Business Day' means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close in Los Angeles, California,.

                  "'L/C Draft' means a draft drawn on or pursuant to a Letter of Credit.

                  "'Letter of Credit' means (a) a Letter of Credit issued by Lender or its affiliate on the application of a Borrower and (b) either of the following letters of credit issued by Bank of America, N.A., on the application of Borrower, as renewed, extended, increased or replaced, from time to time:

         ------------------------------------------------------------------------------------------------------
         L/C Number     Issue Date     Beneficiary              Account Party      Face Amount      Expiry Date
         ------------------------------------------------------------------------------------------------------
         C7322207         3/12/97      Insurance Company of     ELXSI Corp.       $  526,314.00       6/30/04
                                       North America
         ------------------------------------------------------------------------------------------------------
         7405732          8/28/01      United State Fire        ELXSI Corp.       $2,100,000.00       7/1/04
                                       Insurance Company
         ------------------------------------------------------------------------------------------------------
         TOTAL                                                                    $2,626,314.00
         ------------------------------------------------------------------------------------------------------

                  "'Reference Rate' means the rate of interest announced within Wells Fargo Bank, N.A., at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo Bank's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo Bank may designate. Any change in the "prime rate" will take effect at the opening of business on the day specified in the announcement of a change in the "prime rate."

                  "'Termination Date' means August 29, 2003.

                  (c) Section 2.2(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                           "(a)     Borrower and Lender acknowledge that two
         Letters of Credit are outstanding on the Restatement Date in accordance with the terms of the Amended and Restated Loan and Security Agreement dated as of April 22, 2002, between the parties, as amended, and agree that, from and after the Restatement Date, such Letters of Credit shall continue to be outstanding pursuant to the terms and conditions of this Agreement. Borrower agrees to apply to Lender for, and assist Lender in, the replacement of each Letter of Credit issued by Bank of America, N.A., with a Letter of Credit issued by Lender or an affiliate of Lender; provided however, that the Lender understands and agrees that:

         (i) any such Letter of Credit issued by Lender must be substantially similar to the Letter of Credit it replaces as of the date of replacement; and (ii) Borrowers cannot assure Lender that the beneficiaries of existing Letters of Credit will accept replacement Letters of Credit from Lender.. At the discretion of Lender, on the application of Borrower, Lender may issue or arrange for the issuance of Letters of Credit or modify or extend the expiration date of any Letter of Credit, from time to time, prior to the Termination Date."

                  (d) Notwithstanding the provisions of Section 5.37 of the Loan Agreement, Borrowers and Lender agree that the non-refundable, non-compliance fee of $250,000 that is due and payable on June 30, 2003, shall be reduced by an amount equal to (a) (i) the amount, if any, of the aggregate principal prepaid on the Additional Term Loan from the sale proceeds of the property located at 1330 Soldier's Field Road, Allston (Boston), Suffolk County, Massachusetts, and the property located at 438 Washington Street, Stoughton, Norfolk County, Massachusetts, divided by (ii) the sum of (A) the unpaid principal balance of the Notes plus (B) the aggregate amount of the Letter of Credit Obligations, in each case determined immediately prior to the first such prepayment, multiplied by (b) $250,000.

                  (e) In addition to the commissions payable with respect to the Letters of Credit in accordance with Section 2.2 of the Loan Agreement, Borrowers agree, jointly and severally, to pay Lender, on demand, all charges and fees relating to the Letters of Credit charged to Lender for the administration of the Letters of Credit by the issuer thereof. Borrowers further agree, jointly and severally, to pay to Lender, on demand, all payments made by Lender under or pursuant to or in connection with any Letter of Credit or L/C Draft.

                  (f) For purposes of all notices to: (i) Lender under the Loan Agreement and in accordance with Section 11.8 of the Loan Agreement, Lender hereby designates its address and facsimile number set forth on the signature page of this Fifth Amendment; and (ii) Borrowers under the Loan Agreement and in accordance with Section 11.8 of the Loan Agreement, Borrowers hereby designate their addresses and facsimile numbers set forth on the signature pages of this Fifth Amendment.

                  (g) In addition to the other fees and charges payable by Borrowers to Lender in accordance with the Loan Agreement, each Borrower, jointly and severally, agrees to pay or reimburse to Lender the actual charges paid or incurred by Lender for each audit of the books and records of Borrowers and the Collateral for the Loans and each assessment of the Borrowers' business valuation, costs for background checks, travel expenses, document shipping charges and all other costs and expenses incurred in connection with the due diligence conducted by Lender in considering the possible extension of the maturity date of the Notes or additional amendments to the Loan Agreement.

         SECTION 3. Waivers. On the Fifth Amendment Effective Date, the Lender agrees as follows:

                  (a)      Lender waives (i) the Borrowers' noncompliance with
         Section 2.1 of Supplement A to the Loan Agreement for the periods ending April 30, 2003, May 31, 2003, June 30, 2003, and July 31, 2003,
         and any Events of Default relating thereto; and (ii) any breaches or Events of Default under the Loan Agreement occurring prior to the date hereof relating to that certain (x) Writ of Attachment dated December 3, 2002, issued in the Commonwealth of Massachusetts in the amount of $580,000 on properties owned by Borrowers and located at 1006 Main Street, Waltham, Middlesex County, Massachusetts, 6 Cambridge Street, Burlington, Middlesex County, Massachusetts, and the proceeds from the sale of the property formerly owned by Borrowers located at 330 Boston Post Road, Marlborough, Middlesex County, Massachusetts (the "First Shine Writ of Attachment"), (y) Writ of Attachment dated June 10, 2003, relating to the property owned by Borrowers at 145 Main Street, Kingston, Plymouth County, Massachusetts (the "Second Shine Writ of Attachment" and together with the First Shine Writ of Attachment, the "Shine Writs of Attachment") and (z) lawsuit captioned James P. Shine
         v. Bickford's Family Restaurants, Inc. and ELXSI, MICV2002-04975 (the "Shine Lawsuit"), as the foregoing are affected by that certain Agreement, undated, among James P. Shine, Bickford's and ELXSI (the "Settlement Agreement"), pursuant to which Shine agreed to discharge the First Shine Writ of Attachment when certain conditions are met, and that certain Escrow Agreement (the "Escrow Agreement"), dated as of April 10, 2003, among James P. Shine, Bickford's, ELXSI and Posternak, Blankstein & Lund, LLP ("Escrow Agent"), pursuant to which the Escrow Agent is holding proceeds from the sale of the property formerly owned by the Borrowers located in Marlborough, Middlesex County, Massachusetts; provided however, that the Lender does not waive any breach or Events of Default under the Loan Agreement which may occur after the date hereof as a result of: (A) the attachment of any portion of the Cues Business or any portion of the Bickford's Business located outside of the Commonwealth of Massachusetts; (B) a order or judgment being issued by a court of competent jurisdiction in the Shine Lawsuit; or (C) the breach by Bickford's or ELXSI of the terms of the Settlement Agreement or Escrow Agent.

                  (b) Lender agrees that the quarterly principal payment on the Term Loan due and payable on June 30, 2003, shall be deferred to the maturity of the Notes, but the monthly principal payments on the Additional Term Loan will continue to be due and payable on the last day of each month. If and when installments of principal on the Term Loan are required hereafter, the amount of the next such installment (and only that one installment) required to be paid by Borrowers relative to such installment shall be reduced by the aggregate fees and charges paid by Borrower for the audit and assessment and other due diligence costs referenced in Section 2(g) hereof and the costs, fees and expenses paid by Borrower in accordance with Section 8 hereof; provided, that the unpaid principal and maturity of the Term Loan shall not be affected by such reduction.

                  (c) Lender agrees that, in accordance with Section 2.4.1(b) of the Loan Agreement, the "Interest Rate Margin" for Term Loans and Revolving Loans shall be three and one-half percent (3-1/2%) from and after June 30, 2003, until the Liabilities are indefeasibly paid in full, subject to the application of Section 2.4.1(c) if any Loan or portion thereof is not paid when due.

         SECTION 4. Representations, Warranties and Covenants of the Borrowers. Each of the Borrowers represents and warrants to the Lender, and agrees that:

                  (a) the representations and warranties contained in the Loan Agreement (as amended hereby) and the other Related Agreements and Supplemental Documentation are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof, except (i) to the extent specifically made with regard to a particular date, (ii) with respect to the Shine Writs of Attachment and the Shine Lawsuit and (iii) for such changes as are a result of any act or omission specifically permitted under the Loan Agreement (or under any Related Agreement), or as otherwise specifically permitted by the Lender;

                  (b) on the Fifth Amendment Effective Date (as hereinafter defined), after giving effect to this Fifth Amendment, no Unmatured Event of Default or Event of Default will have occurred and be continuing;

                  (c) the execution, delivery and performance of this Fifth Amendment has been duly authorized by all necessary action on the part of, and duly executed and delivered by the Borrowers, and this Fifth Amendment is a legal, valid and binding obligation of the Borrowers enforceable against each Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

                  (d) the execution, delivery and performance of this Fifth Amendment does not conflict with or result in a breach by any Borrower of any term of any material contract, loan agreement, indenture or other agreement or instrument to which such Borrower is a party or is subject; and

                  (e) ELXSI and Bickford's shall use their best efforts to arrange for the sending of a notice from ELXSI, Bickford's and James P. Shine to the Escrow Agent directing the Escrow Agent to release the Escrow Funds (as defined in the Escrow Agreement) held by the Escrow Agent to Lender when the conditions for such release have been satisfied, in accordance with the wire transfer instructions provided by Lender to the Borrowers, for application to the Additional Term Loan and the Term Loan or, if previously paid in full, to the Revolving Loans.

         SECTION 5. Conditions Precedent to Effectiveness of Fifth Amendment. This Fifth Amendment shall become effective (the "Fifth Amendment Effective Date") upon completion of each of the following in form and substance satisfactory to Lender: (a) execution and delivery of this Fifth Amendment by Lender, Borrowers and Parent; (b) payment by Borrowers of the fee required by
Section 5.37 of the Loan Agreement, as reduced in accordance with Section 2(d) of this Fifth Amendment, if applicable, and (c) delivery by Borrowers of such other documents as the Lender may reasonably request.

         SECTION 6. Breach of this Fifth Amendment. Default in the performance by any Borrower of any of Borrower's agreements set forth herein and continuance of such default for three (3) Business Days after notice thereof to Borrower from Lender shall constitute an Event of Default under the Loan Agreement.

         SECTION 7. Execution in Counterparts. This Fifth Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         SECTION 8. Costs and Expenses. The Borrower hereby affirms its obligation under Section 11.3 of the Loan Agreement to reimburse Lender for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by Lender in connection with the preparation, negotiation, execution and delivery of this Fifth Amendment, including but not limited to the attorneys' fees and time charges of attorneys for Lender with respect thereto.

         SECTION 9. GOVERNING LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUCTED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

         SECTION 10. Effect of Amendment; Reaffirmation of Loan Documents. The parties hereto agree and acknowledge that (a) nothing contained in this Fifth Amendment in any manner or respect limits or terminates any of the provisions of the Loan Agreement or the other Related Agreements or Supplemental Documentation other than as expressly set forth herein and (b) the Loan Agreement (as amended hereby) and each of the other Related Agreements and Supplemental Documentation remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects. Upon the effectiveness of this Fifth Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

         SECTION 11. Headings. Section headings in this Fifth Amendment are included herein for convenience of any reference only and shall not constitute a part of this Fifth Amendment for any other purposes.

         SECTION 12. Release. EACH BORROWER HEREBY ACKNOWLEDGES THAT AS OF THE DATE HEREOF IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE LIABILITIES OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER OR ITS AFFILIATES, PARTICIPANTS OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, EMPLOYEES OR ATTORNEYS. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, AND ITS AFFILIATES AND PARTICIPANTS, AND ITS

PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS FIFTH AMENDMENT IS EXECUTED, WHICH ANY BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM THE LIABILITIES, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR RELATED AGREEMENTS, SUPPLEMENTAL DOCUMENTATION OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS FIFTH AMENDMENT. EACH BORROWER HEREBY COVENANTS AND AGREES NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST LENDER, ITS AFFILIATES, AND PARTICIPANTS, AND THEIR RESPECTIVE SUCCESSORS, AGENTS, ATTORNEYS, OFFICERS, DIRECTORS, EMPLOYEES, AND PERSONAL AND LEGAL REPRESENTATIVES ARISING ON OR BEFORE THE DATE HEREOF OUT OF OR RELATED TO LENDERS' ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS IN ADMINISTERING, ENFORCING, MONITORING, COLLECTION OR ATTEMPTING TO COLLECT THE INDEBTEDNESS OF BORROWER TO LENDER, WHICH INDEBTEDNESS WAS EVIDENCED BY THE LOAN AGREEMENT, RELATED AGREEMENTS, SUPPLEMENTAL DOCUMENTATION AND OTHER LOAN DOCUMENTS.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                       ELXSI



                                       By: /s/ DAVID M. DOOLITTLE
                                           -------------------------------------
                                       Name:   David M. Doolittle
                                             -----------------------------------
                                       Title:  Vice President
                                              ----------------------------------

                                       Address:   3600 Rio Vista Avenue, Suite A
                                                  Orlando, Florida 32805

                                       Attention: President
                                       Facsimile number: 407-849-0625


                                       BICKFORD'S HOLDINGS COMPANY, INC.



                                       By: /s/ DAVID M. DOOLITTLE
                                           -------------------------------------
                                       Name:   David M. Doolittle
                                             -----------------------------------
                                       Title:  Vice President
                                              ----------------------------------

                                       Address:   3600 Rio Vista Avenue, Suite A
                                                  Orlando, Florida 32805

                                       Attention: President
                                       Facsimile number: 407-849-0625


                                       BICKFORD'S FAMILY RESTAURANTS, INC.



                                       By: /s/ DAVID M. DOOLITTLE
                                           -------------------------------------
                                       Name:   David M. Doolittle
                                             -----------------------------------
                                       Title:  Vice President
                                              ----------------------------------

                                       Address:   3600 Rio Vista Avenue, Suite A
                                                  Orlando, Florida 32805

                                       Attention: President
                                       Facsimile number: 407-849-0625

                                       WELLS FARGO FOOTHILL, INC.


                                       By: /s/ XAVIER GANNON
                                           -------------------------------------
                                       Name:   Xavier Gannon
                                             -----------------------------------
                                       Title:  Vice President
                                              ----------------------------------

                                       Address:   2450 Colorado Avenue, Suite
                                                  3000 West
                                                  Santa Monica, CA 90404

                                       Attention: Group Credit Manager -
                                                  Specialty Finance
                                       Facsimile number: 310-453-7442

                         ACKNOWLEDGMENT AND RATIFICATION

         The undersigned hereby (i) acknowledges receipt of a copy of the foregoing Fifth Amendment to Amended and Restated Loan and Security Agreement,
(ii) consents to all of the terms and provisions thereof, (iii) ratifies and confirms all of the terms and provisions of the Related Agreements to which it is a party; and (iv) acknowledges and agrees that all references in the Related Agreements to any loan or credit agreement executed by and between any of the Borrowers and Lender shall refer without further amendment to the Loan Agreement as amended by the foregoing Amendment.


                                       ELXSI CORPORATION


                                       By: /s/ DAVID M. DOOLITTLE
                                           -------------------------------------
                                       Name:   David M. Doolittle
                                             -----------------------------------
                                       Title:  Vice President
                                              ----------------------------------

                                       Address:   3600 Rio Vista Avenue, Suite A
                                                  Orlando, Florida 32805

                                       Attention: President
                                       Facsimile number: 407-849-0625